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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               REALNETWORKS, INC.


        Pursuant to RCW 23B.10.070, the following constitutes Amended and Restated Articles of Incorporation of RealNetworks, Inc., a Washington corporation.



                                    ARTICLE I

                                      NAME

        The name of this Corporation is RealNetworks, Inc.



                                   ARTICLE II

                                    DURATION

        This Corporation is organized under the Washington Business Corporation Act (the "ACT") and shall have perpetual existence.


                                   ARTICLE III

                               PURPOSE AND POWERS

        The purpose and powers of this Corporation are as follows: (a) to engage in any lawful business; (b) to engage in any and all activities that, in the judgment of the Board of Directors, may at any time be incidental or conducive to the attainment of the foregoing purpose; and (c) to exercise any and all powers that a corporation formed under the Act, or any amendment thereto or substitute therefor, is entitled at the time to exercise.


                                   ARTICLE IV

                                  CAPITAL STOCK

        4.1 AUTHORIZED CAPITAL. The aggregate number of shares of capital stock which this Corporation shall be authorized to issue shall be One Billion Sixty Million (1,060,000,000), divided into two classes as follows: One Billion (1,000,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and Sixty Million (60,000,000) shares of preferred stock, $.001 par value per share (the "Preferred Stock").



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        4.2 ISSUANCE OF PREFERRED STOCK IN SERIES.

                4.2.1 AUTHORITY VESTED IN BOARD OF DIRECTORS. The Preferred Stock may be divided into and issued in series from time to time. Authority is vested in the Board of Directors, subject to the limitations and procedures set forth in these Articles of Incorporation or prescribed by law, to divide any part or all of such Preferred Stock into any number of series, to fix and determine the relative rights and preferences of the shares of any series to be established, and to amend the rights and preferences of the shares of any series that has been established but is wholly unissued.

                4.2.2 AMENDMENT TO SERIES DECREASING SHARES. Within any limits stated in these Articles of Incorporation or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding or reserved for issuance pursuant to the exercise of any outstanding warrants) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated shares.

                4.2.3 AUTHORITY LIMITED TO UNISSUED SHARES. The authority herein granted to the Board of Directors to determine the relative rights and preferences of the Preferred Stock shall be limited to unissued shares, and no power shall exist to alter or change the rights and preferences of any shares that have been issued.

        4.3 SERIES A PREFERRED STOCK. The Series A Preferred Stock shall have the following rights, preferences and limitations:

                4.3.1. DESIGNATION AND AMOUNT. Two Hundred Thousand (200,000) shares shall be designated herein as the "SERIES A PREFERRED STOCK." The Series A Preferred Stock shall have a par value of $0.001 per share.

                4.3.2. PROPORTIONAL ADJUSTMENT. In the event the Corporation shall at any time after the issuance of any share or shares of Series A Preferred Stock (i) declare any dividend on Common Stock of the Corporation ("COMMON STOCK") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred Stock, if any.

                4.3.3. DIVIDENDS AND DISTRIBUTIONS.

                (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"),



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commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other (except as provided in Section 2 hereof) than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

                (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock).

                (c) Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                4.3.4. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation.

                (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                (c) Except as required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.



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                4.3.5. CERTAIN RESTRICTIONS.

                (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Preferred Stock as required by Section 3 hereof.

                (b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                        (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or rights upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; and

                        (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

                4.3.6. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become



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authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

                4.3.7. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Preferred Stock.

                4.3.8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

                4.3.9. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

                4.3.10.RANKING. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise or as otherwise may be required by applicable law.

                4.3.11.AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                4.3.12.FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

        4.4 ISSUANCE OF CERTIFICATES. The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

        4.5 NO CUMULATIVE RIGHTS. Shareholders of this Corporation shall not have the right to cumulate votes for the election of directors.



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        4.6 NO PREEMPTIVE RIGHTS. No shareholder of this Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this Corporation or to any obligations convertible into stock of this Corporation, or to any warrant or option for the purchase thereof, except to the extent provided by written agreement with this Corporation.

        4.7 QUORUM FOR MEETING OF SHAREHOLDERS. A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

        4.8 CONTRACTS WITH INTERESTED SHAREHOLDERS. Subject to the limitations set forth in RCW 23B.19.040, to the extent applicable:

                4.8.1 The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                4.8.2 Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

        4.9 SHAREHOLDER VOTING REQUIREMENTS. Subject to the requirements of RCW 23B.08.730, and 23B.19.040, any contract, transaction, or act of the Corporation or of any director or officer of the Corporation that shall be authorized, approved, or ratified by a majority of the votes entitled to be cast at a meeting at which a quorum is present shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the Corporation.

        4.10 SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders for any purpose or purposes may be called at any time only by a majority of the Board of Directors or the Chairman of the Board of Directors (if one be appointed) or the President or one or more shareholders holding not less than twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at that meeting.

        4.11 MAJORITY VOTE REQUIRED. Unless otherwise provided in these Articles of Incorporation, pursuant to authority granted under Sections 23B.10.030, 23B.11.030, 23B.12.020, and 23B.14.020 of the Act, the vote of shareholders of the Corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation not in the usual and regular course of business, or dissolution of the Corporation shall be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon, regardless of whether or not the Corporation is a "public company," as that term is defined in Section 23B.01.400 of the Act.



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                                    ARTICLE V

                                    DIRECTORS

        5.1 NUMBER OF DIRECTORS.

                5.1.1 The number of directors of the Corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

                5.1.2 When the Board of Directors shall consist of four or more members, the directors shall be divided into three classes: Class 1, Class 2 and Class 3. Such classes shall be as nearly equal in number of directors as possible. Except as provided in Section 5.1.4, each director shall serve for a term ending at the third annual meeting of shareholders following the director's election; provided, that the director or directors first elected to Class 1 shall serve for a term ending at the first annual meeting of shareholders following such election, the director or directors first elected to Class 2 shall serve for a term ending at the second annual meeting of shareholders following such election, and the director or directors first elected to Class 3 shall serve for a term ending at the third annual meeting of shareholders following such election.

                5.1.3 At each annual meeting of shareholders, the directors nominated to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors in the respective classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds.

                5.1.4 Notwithstanding the foregoing provisions of this Section 5.1, in all cases, including upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member until the expiration of his or her term or his or her earlier death, resignation or removal. Any vacancy in any class resulting from the death, resignation or removal of a director or an increase in the number of authorized directors may be filled by the directors in any manner permitted by the Act; provided, if the term of the director or directors in that class is not scheduled to expire at the next annual meeting of shareholders, the term of the director chosen to fill such vacancy shall continue only until the next annual meeting of shareholders at which a successor shall be chosen for a term to expire at the scheduled date for expiration of the term of the director or directors in that class.

        5.2 REMOVAL.

                5.2.1 Any director or the entire Board of Directors may be removed with cause by the holders of not less than a majority of the shares then entitled to vote at an election of directors. No director may be removed without "cause," as defined below. Action to remove a director may be taken at any annual or special meeting of the shareholders of this Corporation, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the director, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

                5.2.2 Where a proposal to remove a director for cause is to be presented for shareholder consideration, an opportunity shall be provided the director to present the director's defense to the shareholders in a statement to accompany or precede the notice of the meeting at which



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such proposal is to be presented. The director shall also be served with notice of the meeting at which such proposal is to be presented, together with a statement of the specific charges alleged against the director, and shall be given an opportunity to be present and to be heard at the meeting.

                5.2.3 For purposes of this Section 5.2, "cause" for removal shall be limited to (a) action by a director involving willful malfeasance having a material adverse effect on the Corporation and (b) conviction of a director of a felony; provided, that action by a director shall not constitute "cause" if, in good faith, the director believed such action to be in or not opposed to the best interests of the Corporation, or if the director is entitled, under applicable law or the Articles of Incorporation or Bylaws of this Corporation, to be indemnified with respect to such action.

        5.3 AUTHORITY OF BOARD OF DIRECTORS TO AMEND BYLAWS. Subject to the limitation(s) of RCW 23B.10.210, and subject to the power of the shareholders of the Corporation to change or repeal the Bylaws, the Board of Directors is expressly authorized to make, amend, or repeal the Bylaws of the Corporation unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

        5.4 CONTRACTS WITH INTERESTED DIRECTORS. Subject to the limitations set forth in RCW 23B.08.700 through 23B.08.730:

                5.4.1 The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                5.4.2 Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's having an interest in the contract or transaction.

        5.5 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

                5.5.1 The capitalized terms in this Section 5.5 shall have the meanings set forth in RCW 23B.08.500.

                5.5.2 The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.

        5.5.3 The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation or, who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the



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Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

                5.5.4 If, after the effective date of this Section 5.5, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

                5.5.5 To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Section 5.5 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested Directors, or otherwise. The right to indemnification conferred in this Section 5.5 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this
Section 5.5 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

                5.5.6 If any provision of this Section 5.5 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 5.5, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

        5.6 LIMITATION OF DIRECTORS' LIABILITY. To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 5.6 shall not adversely affect a director of this Corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI

                                  OTHER MATTERS

        6.1 CERTAIN CORPORATE GOVERNANCE MATTERS.

                6.1.1 STRATEGIC TRANSACTIONS COMMITTEE.

                        (a) MEMBERS. There shall be a Strategic Transactions Committee (the "Committee") of the Board of Directors which shall consist of three (3) directors. The members of the initial Committee shall be Robert Glaser, the Corporation's Founder, James Breyer and Mitchell Kapor. A member of the Committee shall automatically cease to be a member of the Committee upon the earlier of: (i) his or her death, resignation or removal as a director, or (ii) at the option of the Chairman of the Committee, his or her ceasing to hold or control, directly or indirectly, at least five percent (5%) of the outstanding shares of capital stock of the Corporation. Neither the Board of Directors nor the shareholders shall have any authority to remove any member of the Committee or to otherwise reconstitute the Committee or its membership.



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                        (b) CHAIRMAN OF COMMITTEE. Mr. Glaser shall serve as
Chairman of the Committee as long as he is a member of the Committee. At such time as Mr. Glaser is no longer a member of the Committee, the Committee shall select one of its members as Chairman.

                        (c) POWER OF COMMITTEE. Without the prior approval of the Committee, the Board of Directors of the Corporation shall not have the power and authority to: (i) adopt a plan of merger, (ii) authorize the sale, lease, exchange or mortgage of (A) assets representing more than fifty percent (50%) of the book value of the Corporation's assets prior to the transaction, or
(B) any other asset or assets on which the long-term business strategy of the Corporation is substantially dependent, (iii) authorize the voluntary dissolution of the Corporation, or (iv) take any action that has the effect of clauses (i) through (iii) of this Section 6.1.1(c).

                        (d) MEETINGS AND NOTICE. The Committee shall meet from time to time on the call of its Chairman or of the other two members. Each meeting of the Committee shall be held at the date, time and place as may be designated in the notice of the meeting given by the person or persons authorized to call the meeting. Notice of the date, time and place of each meeting of the Committee shall be given to each member of the Committee in any manner permitted by the Act not less than one (1) day prior to the meeting; such notice need not state the purpose or purposes of the meeting. The Committee shall keep regular minutes of its meetings and proceedings.

                        (e) QUORUM. At any meeting of the Committee, presence of the Chairman and at least one other member thereof shall constitute a quorum. The act of at least two (2) members of the Committee at a meeting at which a quorum is present shall be the act of the Committee. All action of the Committee shall be taken at a meeting of the Committee or as otherwise provided or allowed by law.

                        (f) VACANCIES. Any vacancy on the Committee shall be filled by the remaining member or members of the Committee, regardless of whether or not a quorum. If two members of the Committee remain and they are unable to agree on an individual to fill the vacancy, the vacancy may be filled by the member who holds or controls, directly or indirectly, the larger percentage of the outstanding shares of capital stock of the Corporation.

                        (g) TERMINATION OF COMMITTEE. The Committee, by vote of the Chairman of the Committee and one additional member, may limit the powers of the Committee or may terminate the Committee. The existence and powers of the Committee shall terminate when the members in the aggregate cease to hold or control, directly or indirectly, at least ten percent (10%) of the outstanding shares of capital stock of the Corporation. The Board of Directors shall have and succeed to any and all power and authority of the Committee that have been limited or eliminated as a result of actions taken pursuant to this Section 6.1.1(g).

                6.1.2 POLICY OMBUDSMAN. Mr. Glaser shall serve, or shall appoint another officer of the Corporation who shall serve, as the Corporation's Policy Ombudsman. The Policy Ombudsman shall have exclusive responsibility for adopting or changing the editorial policies of the Corporation as reflected on the Corporation's Web sites or in other communications or media where the Corporation has a significant editorial or media voice. The Policy Ombudsman may be removed only by the unanimous approval of all members of the Board of Directors. Upon the death, resignation or removal of Mr. Glaser as the Policy Ombudsman, the Chief Executive Officer or another officer of the Corporation appointed by the Chief Executive Officer, shall serve as his or her successor.



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                6.1.3 AUTHORITY FOR SECTION 6.1. The provisions of this Section
6.1 are intended to modify the authority of the Board of Directors in a manner permitted by RCW 23B.08.010(3) and shall be construed consistent with that provision of the Act. Except as otherwise provided in these Articles of Incorporation, as amended from time to time, the Committee shall have all of the powers and authority of a committee of the Board of Directors created pursuant to RCW 23B.08.250.

                6.1.4 AMENDMENT OF SECTION 6.1. Notwithstanding any provision of these Articles of Incorporation or the Corporation's Bylaws, as either may be amended from time to time by the Board of Directors or the shareholders of the Corporation, this Section 6.1 cannot be amended without the approval of the holders of ninety percent (90%) of the shares entitled to be voted on such proposed amendment(s).

        6.2 AMENDMENTS TO ARTICLES OF INCORPORATION. Except as otherwise provided in these Articles of Incorporation, as amended from time to time, the Corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are subject to this reservation. A shareholder of the Corporation does not have a vested property right resulting from any provision of these Articles of Incorporation.

        6.3 CORRECTION OF CLERICAL ERRORS. The Corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Washington, including these Articles of Incorporation or any amendments hereto, without the necessity of special shareholder approval of such corrections.

        Executed this 27th day of June, 2000.


                                            By:  /s/ Kelly Jo MacArthur
                                               ---------------------------------
                                               Kelly Jo MacArthur
                                               Senior Vice President, General
                                               Counsel and Corporate Secretary